Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA, LLC

For the Reporting Period 10/1/2014 - 12/31/2014

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name	SuperMedia LLC

Beginning Cash Balance	$57,373,460

All receipts received by the debtor
Cash Sales	212,983,600
Collection of Accounts Receivable	—
Proceeds from Litigation (settlement or otherwise)	—
Sale of Debtor’s Assets	—
Capital Infusion pursuant to the Plan	—
Total of cash received	212,983,600

Total of cash available	270,357,060

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals	—
Disbursements made pursuant to the administrative claims of bankruptcy professionals	—
All other disbursements made in the ordinary course	(7,696,866)
Total Disbursements	(7,696,866)

Ending Cash Balance (1)	$262,660,194

Note (1): “Ending Cash Balance” presented here does not reflect cash in the bank.

Cash in the bank is $64,719,934 net of intercompany payments.

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

/s/ Clifford E. Wilson
Name: Clifford Wilson

Vice President and Assistant Treasurer
Title

January 28, 2015
Date

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_October 1, 2014 to December 31, 2014

SuperMedia LLC

Balance Sheet ( $ Thousands )

12/31/2014

SuperMedia LLC
Assets
Current Assets:
Cash and Cash Equivalents	64,720

Current Notes Receivable - Affiliate	2,489,656

Trade - Billed - Local	84,231
Trade - Billed - National	15,241
Trade - Billed - Subtotal	99,472
Other Receivables	0
Affiliate Accounts Receivable	58,585
Other Receivables - Subtotal	58,585
Allowance for Doubtful Accounts - Successor	(16,691)
Allowance for Doubtful Accounts - Subtotal	(16,691)

Accounts Receivable (Net of Allowance)	141,366
Unbilled Receivable	679
Accrued Taxes Receivable	0
Deferred Directory Costs	77,418

Short Term Investments	0
Interest Receivable	22,231
Deferred Income Tax Benefit	0
Total Prepayments	494
Current Notes Receivable - Nonaffiliate	0
Other Current Assets	3,591
Prepaid expenses and Other	26,315

Total Current Assets	2,800,154

Property, Plant, and Equipment	3,415
Accumulated Depreciation	(1,312)
Fixed Assets & Computer Software, net	2,103
Goodwill	0
Intangible Assets, net	208,206
Pensions	0
Deferred Tax Assets	0
Debt Issuance Costs	0
Other	323,323

TOTAL ASSETS	3,333,785

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period:_October 1, 2014 to December 31, 2014

SuperMedia LLC

Balance Sheet ( $ Thousands )

12/31/2014

Liabilities & Stockholders Equity
Current Liabilities:
Debt Maturing within one year	0

Accounts Payable - Nonaffiliate	83
Accounts Payable - Affiliate	0
Accounts Payables	83

Accrued Payroll	2,636
Accrued Payroll Taxes	0
Accrued Vacation	428
Accrued Medical and Other Insurance	3
Additional Employee Compensation Plans	1,111
Other Accrued Payroll Benefits	5,400
Accrued Salaries & Wages	9,578

Accrued General Taxes	8,997
Accrued Income Tax	23,946
Unrecognized Tax Ben - Current (FIN48)	0
Accrued Taxes	32,943

Accrued Other Liabilities	2,098
Advanced Billing and Payments	4,888
Other Curr Liab - Other	7,486
Accounts Payable and Accrued Liabilities	57,075
Accrued Interest - Nonaffiliate	0
Deferred Revenue	35,895
Current Deferred Income Taxes	26,405

Total Current Liabilities and Current Maturity	119,375

Long Term Debt	0
Employee Benefit Obligations	24,213
Deferred Income Tax Liabilities	127,081
Unrecognized Tax Ben - Noncurrent (FIN48)	0
Other Noncurrent Liabilities	70

Stockholder’s Equity (deficit):

Minority Interest	0
Common Stock	3
Preferred Stock	0
Additional Paid-in Capital	297,642
Retained Earnings	2,765,577
Accumulated Other Comp Income	(176)

Total Equity	3,063,046

TOTAL LIABILITIES AND EQUITY	3,333,785

SuperMedia Bank Account Balances

Account	12/31/14
STATE STREET TREASURY PLUS	—
SSGA SSLMMF	37,892,664.69
BAML4420	—
BAML5138	719,614.98
BAML5421	—
BAML9078	449,676.48
JPMC2840	—
JPMC4838	25,594,228.11
JPMC6202	—
JPMC6620
JPMC6639	(85,332.31)
JPMC3096	—
JPM_CON6922	—
JPM_PAYS6930	—
FR_ADV2667	138,889.65
FR_LOC9429	10,192.19
Net adjustment for outstanding pmts	—
Total Cash-in-bank (1)	64,719,933.79

Note (1): All bank accounts are owned by SuperMedia, LLC. Cash balances reflect the receipts and disbursements of all legal entities.